EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

ADiTx Therapeutics, Inc.

THIS SUBSCRIPTION AGREEMENT made as of _________________, _____, between ADiTx Therapeutics, Inc., a Delaware corporation (the “Company”) with offices at 1461 Ford Street, Redlands, California 92373 and the undersigned (the “Subscriber”).

WHEREAS, the Company desires to offer and sell, on a best efforts basis, (the “Offering”) to accredited investors as defined in Rule 501(a), Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) up to 1,000,000 shares of the Company’s common stock, par value $0.001 per share, at a price of $2.00 per share, offered pursuant to the terms of that certain Confidential Private Placement Memorandum, dated November 28, 2017 (the “Memorandum”). The shares of common stock referenced and or purchased hereunder shall be referred to herein as “Share”, “Shares” or “Securities”;

WHEREAS, the Securities have not been registered with the Securities and Exchange Commission (the “SEC”) or any state securities commission and are being offered in reliance on exemptions from registration pursuant to Rule 506(c) of Regulation D of the Securities Act;

WHEREAS, the terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety. Certain capitalized terms used but not otherwise defined herein will have the respective meanings provided in the Memorandum; and

WHEREAS, on the terms and conditions herein set forth, the Subscriber desires to acquire the number of Shares in the aggregate principal amount expressly set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein set forth, the sufficiency of which is acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1.	AGREEMENT TO SUBSCRIBE AND PURCHASE PRICE

1.1.

Subject to the terms and conditions herein set forth, and set forth in the Memorandum, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $2.00 per Share, and the Company agrees to sell such Shares to the Subscriber for said purchase price, subject to the Company's right to sell to the Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by the wire transfer of funds, delivered contemporaneously with the execution and delivery of this Subscription Agreement and delivery of the Accredited Investor Verification Letter that Subscriber shall cause to be emailed to the Company, by one of either the Subscriber’s attorney, CPA, broker-dealer, or registered investment advisor, for the purposes of verifying Subscribers status as an Accredited Investor.

1.2.	The Securities are offered on a “best efforts” basis. An Attorney Trust Account with the Law Offices of William Nasser has been established to receive subscription funds for this Offering. Once both of the two following conditions are meet: (i) subscriptions for the Concurrent Offerings, as the term is defined in the Memorandum, in aggregate of a minimum of $250,000 are received and accepted by the company; and (ii) the LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT, between the Company and SEKRIS Biomedical, Inc., has been fully executed (together the “Initial Closing”), the funds in the Attorney Trust Account will be released and the Company will be able to use such investors’ subscription funds immediately; no such funds will be returned, even if we do not complete the Maximum Offering. In the event an Initial Closing has not occurred prior to the termination of the Offering, all subscription funds, without interest of any kind, will be wire transferred back to the accounts from which the funds originated. Subscriptions are irrevocable.

1.3.	The Offering is subject to withdrawal, cancellation, modification or increase by the Company in its sole discretion without notice to Subscribers or potential investors.

1.4.	It is hereby agreed that the execution by the Subscriber of this Subscription Agreement, in the place set forth herein, will constitute agreement to be bound by all of the terms and conditions hereof and by all of the terms and conditions of the Memorandum.

1.5.	Subscriber shall pay the purchase price for the Shares in U.S. Dollars, by wire transfer of funds as follows:

Law Offices of William Nassar IOLTA on Behalf of ADiTx Therapeutics, Inc.

Community Bank

200 E. Citrus Ave.

Redlands, CA 92373

Routing #:

Account#:

Swift Code:

Please advise Amro Albanna by phone at 951-316-9002 or by email at aalbanna@aditxt.com when you are initiating a wire transfer.

If you have any questions or need further information regarding the wire transfer, please contact Community Bank by phone (909) 307-8100.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

The Subscriber represents and warrants to, and agrees and covenants with, the Company as follows:

2.1.	The Subscriber recognizes that the purchase of the Securities involves a high degree of risk, including without limitation, because: (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Subscriber may never be able to liquidate his investment; (iii) transferability of the Securities is extremely limited; and (iv) the Company may be subject to additional risks, as more fully set forth herein and in the Memorandum, that could reduce or eliminate the value of any investment in the Company.

2.2.	The Subscriber acknowledges that the Securities are not registered under the Securities Act or any state securities laws. The Subscriber understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement and the information contained in the Accredited Investor Verification Letter provided to the Company by Subscriber’s attorney, CPA, broker-dealer, or registered investment advisor.

2.3.	The Subscriber represents and warrants that the Subscriber is able to bear the economic risk of an investment in the Securities and acknowledges the inherent fluctuating market and economic risks of the business of the Company. The Subscriber further represents and warrants that the information furnished by the Subscriber to Subscriber’s attorney, CPA, broker-dealer, or registered investment advisor for the purposes of such person’s verification of Subscriber’s status as an Accredited Investor for the Accredited Investor Verification Letter is accurate and complete in all material respects.

Page 2 of 9	Subscriber’s Initials _______

2.4.	The Subscriber acknowledges that the Subscriber has prior investment experience, including investment in non-listed and non-registered securities, and that the Subscriber recognizes the highly speculative nature of this investment. The Subscriber acknowledges that it is able to bear the financial risks associated with an investment in the Securities and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The subscriber further acknowledges that as a sophisticated, experienced investor, Subscriber has not utilized the services of a “Purchaser Representative” as defines in Regulation D of the Act.

2.5.	The Subscriber acknowledges receipt and careful review of the Memorandum and all exhibits thereto (collectively, the “Offering Documents”), and understands fully to Subscribers full satisfaction all information included in the Offering Documents and further understands that these materials, and the facts concerning the Company and the Securities reasonably understood to underlie these materials, may change or may have changed after the date of such materials and the date of this Subscription Agreement, and that the Company is under no obligation to, and shall not, update any such materials for the Subscriber to reflect any changes.

2.6.	The Subscriber represents and warrants that Subscriber has been furnished, by the Company, during the course of this transaction, with all information regarding the Company which the Subscriber has requested or desires to know, and that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and Securities or Subscriber has waived the opportunity to do so.

2.7.	The Subscriber represents that the Securities are being purchased for the Subscriber’s own account, for investment and not for distribution or resale to others. The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Securities unless they are registered under the Securities Act and all applicable state securities laws or unless an exemption from such registration is available. The Subscriber does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

2.8.	The Subscriber agrees and consents that the Company may, if it desires, permit the transfer of Securities by the Subscriber only when the Subscriber’s request for transfer is accompanied by an opinion reasonably acceptable to the Company of legal counsel experienced in the U.S. securities laws and reasonably acceptable to the Company that the proposed transfer will not result in a violation of the Securities Act or any applicable state securities laws (collectively “Securities Laws”).

2.9.	The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities, stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability thereof.

2.10.	The Subscriber acknowledges that this offering of Securities may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber represents and acknowledges that Subscriber is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities and Subscriber has relied on the advice of, or has consulted with, Subscriber’s own professional advisors to evaluate the tax and other consequences of an investment in the Securities.

2.11.	The Subscriber represents that Subscriber is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act, and makes this representation and warranty after having reviewed such definition, including as set forth in Annex A to this Subscription Agreement.

2.12.	The Subscriber represents that Subscriber either: (i) is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934; or (ii) is a Registered Representative of a FINRA member firm. If the Subscriber is a Registered Representative of a FINRA member firm, the Subscriber must give such firm the notice required by the FINRA Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

Page 3 of 9	Subscriber’s Initials _______

2.13.	The Subscriber further makes the representations and warranties to the Company set forth in the Investor Qualification Questionnaire.

2.14.	If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized, has the power to and is otherwise duly qualified to purchase and hold the Securities; and (iii) this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

2.15.	The Subscriber: (i) has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a natural person, has reached the age of 21; (iii) if a corporation, partnership, trust or other entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and the consummation of the transactions contemplated hereby will not result in a violation of law or its charter or other organizational documents; and (iv) if executing this Subscription Agreement in a representative or fiduciary capacity, represents and warrants that he, she or it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward or corporation, partnership, trust or other entity for whom the Subscriber is executing this Subscription Agreement, that such individual, ward, corporation, partnership, trust or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company and that this Subscription Agreement constitutes a legal, valid and binding obligation of such individual, ward, corporation, partnership, trust or other entity.

2.16.	The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

2.17.	The Subscriber hereby authorizes and directs the Company to deliver certificates representing the Securities to be issued to such Subscriber pursuant to this Subscription Agreement either to the residential or business address provided by the Subscriber to the Company.

2.18.	The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.

2.19.	If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of all applicable jurisdictions in connection with any invitation or offer to subscribe for the Securities and any and all other transactions contemplated under this Subscription Agreement, including: (i) the legal requirements within all applicable jurisdictions for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents required to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Subscriber’s subscription and payment for, and the Subscriber’s continued beneficial ownership of, the Securities will not violate any applicable securities laws or other laws of all applicable jurisdictions.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to, and agrees and covenants with, the Subscriber as follows:

3.1.	The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, has the corporate power to conduct the business which it conducts and proposes to conduct and is qualified to do business in the State of California and all jurisdictions in which it conducts and carries out its business.

3.2.	This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, binding and enforceable obligation of the Company, and all actions required to effect the issuance, offer and sale of the Securities and the performance of the Company’s obligations under this Subscription Agreement have been duly authorized by the Company.

Page 4 of 9	Subscriber’s Initials _______

3.3.	The Securities have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued and fully paid and non-assessable.

3.4.	The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party, which could materially adversely affect the business, property, financial condition or operations of the Company.

3.5.	The Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement, the issuance of Securities in the Company, and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the Company's Certificate of Incorporation or Bylaws, any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

3.6.	None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer or other officer participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power), any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale or any person that has been or will be paid, directly or indirectly, remuneration for the solicitation of subscribers in connection with the sale of the Securities (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (each a “Disqualification Event”), except for any matter covered by Rules 506(d)(2) or (3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Subscriber a copy of any disclosures provided thereunder.

3.7.	The Company is not aware of any person that (i) has been or will be paid (directly or indirectly) remuneration for solicitation of subscribers in connection with the sale of the Securities and (ii) who is subject to a Disqualification Event.

3.8.	The Company will notify the Subscriber in writing of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person, in each case prior to the Initial Closing of this Offering.

3.9.	Except for Placement Agent(s), as defined in the Memorandum, no brokers fees, finders fees or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Subscription Agreement.

3.10.	The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length subscriber with respect to the transactions contemplated hereby. The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the transactions contemplated hereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with the transaction contemplated hereby is merely incidental to the Subscribers’ purchase of the Securities. The Company further represents to each Subscriber that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Page 5 of 9	Subscriber’s Initials _______

4.	CONCERNING THE SECURITIES

4.1.	Each certificate representing any of the Securities may, in the sole discretion of the Company, be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (“THE SECURITIES ACT”) OR ANY U.S. STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE U.S. STATE LAWS OR UNLESS AN OPINION REASONABLY ACCEPTABLE TO THE COMPANY OF U.S. SECURITIES COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY HAS BEEN DELIVERED TO THE COMPANY AND STATES THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND U.S. STATE SECURITIES LAWS IS AVAILABLE.

In addition, each certificate representing any of the Securities may also, in the sole discretion of the Company, be imprinted with any legend required by applicable state securities laws.

4.2.	If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution therefor and upon cancellation thereof, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement. If a replacement certificate or instrument is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.	MISCELLANEOUS

5.1.	Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to ADiTx Therapeutics, Inc. at 1461 Ford Street, Redlands, California 92373, Attention: Amro Albanna, Chief Executive Officer, and to the Subscriber at the address indicated on the applicable signature page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address and notices sent from outside the continental United States, which shall be deemed to have been given when received.

5.2.	This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to this Subscription Agreement and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the parties.

5.3.	This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of any and every nature among them as to such subject matter.

5.4.	Notwithstanding the place where this Subscription Agreement may be negotiated or executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the internal laws of the State of Delaware. The parties hereby agree that any dispute between them arising out of or in connection with this Subscription Agreement shall be adjudicated before the state or federal courts located in San Bernardino, California and they hereby submit to the exclusive jurisdiction of such courts with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such a court is an inconvenient forum, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address for such party set forth herein or such other address as such party shall have provided to the other under the notice provisions of this Subscription Agreement.

Page 6 of 9	Subscriber’s Initials _______

5.5.	This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Securities as herein provided; subject, however, to the right hereby reserved by the Company to, in its discretion, reject any subscription, in whole or in part, for any reason or to allot to the Subscriber a fewer number or amount of Securities than subscribed for by such Subscriber.

5.6.	The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.7.	It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any other breach of that or any other provision by that same party.

5.8.	The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

5.9.	This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber and the transfer of any of the Securities will be made only in accordance with all applicable laws.

5.10.	Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States.

6.	TITLE TO SUBSCRIBED SECURITIES

6.1	Subscriber desires to take title to the Securities subscribed to hereunder as follows:

☐	Individual
☐ Title as: ____________________________________________

☐	Husband & Wife as:
☐	Joint Tenants with rights of survivorship
☐	Tenants in common

☐	Corporation:
☐ Title as: ____________________________________________

☐	General Partnership ☐ Limited Partnership

☐ Title as: ____________________________________________

☐	In Trust as follows: _____________________________________________

☐	IRA/KEOGH/MPP (Money Purchase Plan):

☐ Title as: ____________________________________________ or;
☐ Title to be provided by Custodian

6.2	Mail stock certificate to: _________________________________________

_________________________________________

6.3	Subscriber has paid the purchase price by wire transfer initiated with Subscriber’s bank on the following date: ______________________

Page 7 of 9	Subscriber’s Initials _______

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement.

SUBSCRIBER (Individual, Trust, Partnership, Corporation, or Retirement Plan)

Signature of Subscriber	Signature of Co-Subscriber

Name of Subscriber	Name of Co-Subscriber
[please print clearly]	[please print clearly]

Name of Person Signing on Behalf of Subscriber	Title of Person Signing on Behalf of Subscriber
[please print clearly]	[please print clearly]

Address of Subscriber	Address of Co-Subscriber

Social Security or Taxpayer	Social Security or Taxpayer Identification
Identification Number of Subscriber	Number of Co-Subscriber

Date: _________________________	Date: _________________________

Subscription Amount:

	* $2.00 =	$
Number of Shares Subscribed for		Dollar Amount of Shares Subscribed for
(Minimum of 10,000 Shares)		(Minimum of $20,000)

*If Subscriber is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules.

Name of FINRA Member Firm

By:
Authorized Officer

ACCEPTANCE

ADiTx Therapeutics, Inc.

Date: _________________________
By: Amro Albanna
Its: Chief Executive Officer

Page 8 of 9	Subscriber’s Initials _______

ANNEX A

Criteria of “Accredited Investors” under Rule 501(a) of Regulation D:

The term “Accredited Investor” as defined in Rule 501(a) of Regulation D means:

(1)        A bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)        Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3)        Any organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)        Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)        Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000.  For purposes of calculating net worth the person’s primary residence shall not be included as an asset and indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability. The foregoing will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that: (i) such right was held by the person on July 20, 2010; (ii) the person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and, (iii) the person held securities of the same issuer, other than such right, on July 20, 2010;

(6)        Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)        Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)        Any entity in which all of the equity owners are accredited investors.

Page 9 of 9	Subscriber’s Initials _______